Exhibit 99.1
PRESS RELEASE

Contacts:	Investors/Media:
Donald Muir	David Reichman
Chief Financial Officer	Vice President
Evergreen Solar, Inc.	Sharon Merrill Associates, Inc.
508-357-2221 x7708	617-542-5300
investors@evergreensolar.com	eslr@investorrelations.com
Evergreen Solar Announces Third-Quarter 2006 Results
Company’s EverQ Partnership Achieves Profitability;
Thalheim Facility Reaches Full Capacity
Marlboro, Massachusetts, October 24, 2006 — Evergreen Solar, Inc. (Nasdaq: ESLR), a manufacturer of solar power products with its proprietary, low-cost String Ribbon™ wafer technology, today announced financial results for the quarter ended September 30, 2006.
During the third quarter of 2006:
•	Product revenues increased 227 percent to $36.2 million from $11.1 million in the third quarter of 2005, with sales of product manufactured at the first EverQ factory — EverQ-1 — in Germany contributing approximately $25.4 million of the total revenue and over 22 percent gross margin, including 31 percent gross margin for the month of September.

•	EverQ-1 ramped to full production capacity in the third quarter. As a result, EverQ achieved profitability for the third quarter of approximately $2.3 million.

•	EverQ’s second factory — EverQ-2 — broke ground in the quarter and is on track to begin production in the second quarter of 2007, and should reach full capacity by the end of 2007.
“Evergreen Solar continued to execute on all major initiatives in the third quarter,” said Richard M. Feldt, President and Chief Executive Officer. “We completed the ramp to full production at the first EverQ factory one quarter ahead of schedule — progressing from groundbreaking to full capacity and profitability in 15 months. We finalized the long-term polysilicon supply, license and technology transfer agreements related to EverQ’s partnership, subject to the receipt of regulatory approval. These agreements strengthen our ability to

Evergreen Solar Announces Third-Quarter Results
October 24, 2006

leverage the advantages of our String Ribbon platform. Reflecting the partners’ confidence in our String Ribbon technology, we broke ground for the second EverQ factory well before executing the agreements for expanding EverQ.”
“In Marlboro, we made substantial progress on our Quad Ribbon furnace development to the point where we believe it is likely that the next EverQ expansion — EverQ-3 — will be designed around that new four-ribbon furnace. Additionally, we successfully introduced in Marlboro a new cell fabrication process that increases cell efficiency to just over 14.5 percent, which brings us very close to the industry median.”
“Third-quarter EverQ revenues exceeded our expectations as we quickly brought the full facility online,” Feldt said. “In the fourth quarter, we will be converting the entire EverQ factory to thin wafer production. We believe the combination of this conversion with other manufacturing enhancements will enable us to improve our silicon productivity to less than six grams per watt by year end.”
Third-Quarter 2006 Financial Results
Product revenues increased 227 percent to $36.2 million from $11.1 million in the third quarter of 2005, with sales of product manufactured at the first EverQ facility in Germany contributing approximately $25.4 million of the total revenue.
Gross margin for the third quarter was 15.7 percent, compared with 10.4 percent for the third quarter a year ago and 4.1 percent for the second quarter of 2006. The increase in product gross margin was expected and primarily resulted from the incremental volume in EverQ production and sales.
Net loss attributable to common stockholders for the third quarter of 2006 was $5.6 million, or $0.08 per share. This figure includes the write-off of manufacturing equipment obsoleted by the implementation of new technology at Marlboro amounting to approximately $550,000. This compares with a net loss of $4.6 million, or $0.07 per share, for the third quarter of 2005 and a net loss of $7.5 million, or $0.11 per share, for the second quarter of 2006. Evergreen Solar recorded equity-based compensation expenses of approximately $1.1 million during the third quarter of 2006.
Business Outlook
“Through the EverQ partnership, we have captured the initial promise of our String Ribbon technology and demonstrated that it is exportable, scalable and profitable — at 30MW,” Feldt said. “As a result of our accomplishments to date, we have created a clear path to grow the EverQ business to roughly 10 times its current size, generating 300MW of solar production by 2010. Based on our technological capabilities and additional growth opportunities, we believe

Evergreen Solar Announces Third-Quarter Results
October 24, 2006

Evergreen Solar is strongly positioned to be in the forefront of helping the solar industry achieve economic parity with retail grid electricity.”
2006 Guidance and EverQ Accounting Clarification
With the signing of the EverQ partnership agreements, and after receipt of German regulatory approval, Evergreen Solar, Q-Cells and REC will become equal partners in EverQ. As a result, all three partners will share equally in the net income generated by the partnership, and Evergreen Solar will adopt the equity method of accounting for its share of EverQ results.
Evergreen Solar will continue to market and sell all modules manufactured by EverQ under the Evergreen Solar brand, as well as manage customer relationships and contracts. However, the Company will no longer report gross revenue or cost of goods sold resulting from the sale of EverQ’s module production. Despite this change in accounting for product revenue, there will be no change in Evergreen Solar’s economic value realized from the EverQ partnership — the Company will still report one-third of EverQ’s profit.
Evergreen Solar anticipates quarterly revenue from product manufactured at its Marlboro facility to continue in the $10 to $12 million range for the foreseeable future including the fourth quarter of 2006. The Company expects EverQ’s fourth-quarter revenue to be in the $20 to $25 million range. Gross margin at Evergreen Solar’s Marlboro facility will likely be in the range of 5 to 15 percent for the foreseeable future, as ongoing development of new technology initiatives in Marlboro will continue to consume capacity and limit gross margins. However, actual gross margins in Marlboro could vary widely from this range depending on the timing and extent of the deployment of new technology initiatives. For the fourth quarter of 2006, EverQ gross margin is expected to be sequentially flat compared with the third quarter of 2006, despite costs associated with the complete conversion to the thin ribbon platform, as well as other near-term technology enhancements.
2007 Guidance
In 2007, in addition to reporting revenue from its Marlboro facility, the Company plans to report additional line items for revenue derived from EverQ. Evergreen Solar will separately report the fees received from EverQ for the marketing and sale of EverQ modules by the Company. In addition, the Company will separately report revenues derived from payments by EverQ for the Company’s R&D efforts on behalf of EverQ, and revenues derived from royalty payments for its ongoing technology contribution to EverQ. These EverQ-related revenues are expected to total approximately $10 million to $15 million in 2007.
For 2007, Evergreen Solar expects revenue from EverQ-1 to be in a range of $100 to $125 million (assuming current exchange rates) as it completes the transition to the thin ribbon platform by the first quarter of 2007 and plans to add approximately 5 MW of incremental capacity at that plant by the second quarter of 2007. The Company anticipates that EverQ-2 will commence volume shipments during the second quarter of 2007, and should reach full

Evergreen Solar Announces Third-Quarter Results
October 24, 2006

manufacturing capacity by the fourth quarter of 2007. EverQ-2 is expected to generate revenue in the range of $60 to $75 million (assuming current exchange rates) in 2007. Although it will not be reflected in Evergreen Solar’s reported revenue in the future, the Company believes that separately reporting the combined revenues of EverQ, which in 2007 is expected to be a one-third owned unconsolidated subsidiary of Evergreen Solar, with Evergreen Solar’s own revenue is useful to investors as it shows the true market penetration of Evergreen Solar’s String Ribbon technology. Combined EverQ and Evergreen Solar world-wide product revenue in 2007, which incorporates Evergreen Solar’s proprietary String Ribbon technology, are expected be in the range of approximately $200 to $250 million.
Growth Beyond EverQ
“The success of EverQ has substantially enhanced our expansion possibilities,” Feldt said. “With EverQ, we have demonstrated the exportability, scalability and commercial possibilities of String Ribbon. We expect to significantly expand Evergreen Solar beyond our Marlboro facility and the EverQ partnership. We are targeting growing our company by at least an additional 150MW over the next three to four years, with factories that are on par operationally and financially with EverQ. We are evaluating options for expansion that include other potential partnership arrangements as well as go-it-alone strategies.”
Conference Call Information
Management will conduct a conference call at 5:00 p.m. (ET) today to review the Company’s third-quarter financial results. The conference call will be webcast live over the Internet. The webcast can be accessed by logging on to the “Investors” section of Evergreen Solar’s website, www.evergreensolar.com, prior to the event.
The call also can be accessed by dialing (800) 967-7140 or (719) 457-2629 prior to the start of the call. For those unable to join the live conference call, a replay will be available from 8:00 p.m. (ET) today through midnight (ET) on October 31. To access the replay, dial (888) 203-1112 or (719) 457-0820 and refer to confirmation code 4812753. The webcast will also be archived on the Company’s website.
About Evergreen Solar, Inc.
Evergreen Solar, Inc. develops, manufactures and markets solar power products using proprietary, low-cost manufacturing technologies. The Company’s patented crystalline silicon technology, known as String Ribbon, uses significantly less silicon than conventional approaches. Evergreen Solar’s products provide reliable and environmentally clean electric power for residential and commercial applications globally. For more information about the Company, please visit www.evergreensolar.com.

Evergreen Solar Announces Third-Quarter Results
October 24, 2006

Evergreen Solar® is a registered trademark and String Ribbon™ is a trademark of Evergreen Solar, Inc.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of federal securities laws. Evergreen Solar cautions you that any statements contained in this press release that are not strictly historical statements constitute forward-looking statements. Such forward-looking statements include, but are not limited to, those related to: the receipt of regulatory approval from the German authorities approving the change in ownership of EverQ; the incorporation of the Company’s Quad Ribbon furnace in EverQ-3; the conversion of EverQ-1 to thin wafer production; the Company’s ability to improve its silicon productivity; the expansion of EverQ’s Thalheim operations; EverQ’s future production capacity and production schedule; the Company’s strategic partnership and other growth opportunities; the advancement of photovoltaic technology and the achievement of economic parity with grid electricity; the Company’s ability to benefit from the net income and economic value generated by EverQ; the Company’s future accounting treatment of its ownership stake in EverQ; the Company’s plans to report and recognize revenue derived from EverQ; the amount of EverQ related revenues the Company expects to realize; the licensing of the Company’s proprietary technologies to EverQ; ongoing development of new technology initiatives; the Company’s expectations regarding future quarterly and annual performance including growth, revenue, earnings and gross margin performance; and the Company’s expectations regarding EverQ’s future quarterly and annual performance including growth, revenue, earnings and gross margin performance. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the receipt of regulatory approval from the German authorities approving the change in ownership of EverQ; the conditions to which any German government grant is subject, which includes, but is not limited to, receipt of European Union approval; the risk that any German government grant that has or may be approved is subject to forfeiture or repayment in whole or in part if EverQ fails to continue to meet the conditions for such grants or if such grants for any reason become unavailable from German or European Union sources; the success of EverQ is subject to numerous risks associated with the development of manufacturing facilities in international markets and depends on many factors that are outside of the Company’s control, including the availability of government grants and contributions by Q-Cells and REC; the Company’s business and results of operations could be materially impaired as a result of poor manufacturing or product performance or higher costs attributable to the expansion or operation of EverQ’s manufacturing facilities; the market for solar power products is emerging and rapidly developing, and market demand for solar power products such as the Company’s products is uncertain; the Company has limited experience manufacturing large volumes of solar power products on a commercial basis at acceptable costs, which it will need to do in order to be

Evergreen Solar Announces Third-Quarter Results
October 24, 2006

successful; the Company faces intense competition from other companies producing solar power and other distributed energy generation products; the risk that the Company may fail to bring to market new products under development or that any such products may not achieve commercial acceptance; the risk that technological changes in the solar industry could render its solar products uncompetitive or obsolete; the Company sells via a small number of reseller partners, and the Company’s relationships with current or prospective marketing or strategic partners may be affected by adverse developments in the Company’s business, the business of the Company’s strategic partners, competitive factors, solar power market conditions, or financial market conditions; the market for products such as the Company’s solar power products is heavily influenced by federal, state, local and foreign government regulations and policies, as well as the availability and size of government subsidies and economic incentives, over which the Company has little control; and the Company is susceptible to shortages of specialized silicon that the Company uses in the manufacture of its products. In addition to the foregoing factors, the risk factors identified in the Company’s filings with the Securities and Exchange Commission — including the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2006 and Quarterly Report on Form 10-Q filed with the SEC on August 9, 2006 (copies of which may be obtained at the SEC’s website at: http://www.sec.gov) — could impact the forward-looking statements contained in this press release. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Evergreen Solar Announces Third-Quarter Results
October 24, 2006

Evergreen Solar, Inc. (Nasdaq: ESLR)
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Year-to-Date Period Ended
	October 1,	September 30,	October 1,	September 30,
	2005	2006	2005	2006
Revenues:
Product revenues	$11,092	$36,231	$32,059	$69,846
Research revenues	94	215	328	894

Total revenues	11,186	36,446	32,387	70,740

Cost of revenue:
Product revenue costs	9,934	30,525	29,887	64,654
Research revenue costs	94	215	328	895

Total cost of revenue	10,028	30,740	30,215	65,549

Gross margin	1,158	5,706	2,172	5,191
Operating expenses (1):
Research and development expenses	2,971	4,662	7,709	12,813
Selling, general and administrative expenses	3,115	5,121	8,067	15,917

Total operating expenses	6,086	9,783	15,776	28,730

Operating loss	(4,928)	(4,077)	(13,604)	(23,539)
Other income (loss)	55	(698)	696	753

Net loss before minority interest	(4,873)	(4,775)	(12,908)	(22,786)
Minority interest in EverQ loss (income)	310	(828)	633	1,584

Net loss attributable to common stockholders	(4,563)	(5,603)	(12,275)	(21,202)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.07)	$(0.08)	$(0.21)	$(0.33)
Weighted average shares used in computing basic and diluted net loss per share attributable to common stockholders	61,178	66,127	59,049	65,229

	Quarter Ended		Year-to-Date Period Ended
	October 1,	September 30,	October 1,	September 30,
(1) Includes the following amounts related to equity awards (in thousands):	2005	2006	2005	2006

Cost of product revenues	$—	$117	$—	$355
Research and development expenses	—	330	—	1,115
Selling, general and administrative expenses	—	608	—	2,598

Evergreen Solar Announces Third-Quarter Results
October 24, 2006

Evergreen Solar, Inc. (Nasdaq: ESLR)
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	December 31,	September 30,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$30,742	$34,254
Marketable securities	85,465	55,643
Accounts receivable, net of allowances for doubtful accounts and sales discounts of $65 and $150 at December 31, 2005 and September 30, 2006, respectively	4,124	22,826
Grants receivable	16,295	18,107
Inventory	3,634	12,420
Interest receivable	541	700
Other current assets	4,052	18,738

Total current assets	144,853	162,688

Deposits on fixed assets under construction	8,217	1,596
Restricted cash	1,582	795
Long-term investments	—	986
Deferred financing costs	2,877	2,545
Fixed assets, net	71,430	142,521

Total assets	$228,959	$311,131

Liabilities, minority interest and stockholders’ equity
Current liabilities:
Accounts payable	$12,210	$11,832
Short term borrowings	4,131	38,676
Other accrued expenses	1,625	28,780
Accrued employee compensation	1,778	2,523
Accrued warranty	705	1,123

Total current liabilities	20,449	82,934

Subordinated convertible notes	90,000	90,000
Deferred grants	16,284	24,316
Other long-term debt	3,553	16,152

Total liabilities	130,286	213,402

Minority interest in EverQ	11,223	10,354

Stockholders’ equity:
Common stock, $0.01 par value, 100,000,000 shares authorized, 61,965,231 and 67,928,659 issued and outstanding at December 31, 2005 and September 30, 2006, respectively	620	680
Additional paid-in capital	182,345	201,113
Accumulated deficit	(93,009)	(114,211)
Deferred compensation	(1,036)	—
Accumulated other comprehensive loss	(1,470)	(207)

Total stockholders’ equity	87,450	87,375

Total liabilities, minority interest and stockholders’ equity	$228,959	$311,131